              AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION
                             AGREEMENT - TERBEEST

     THIS AGREEMENT (the "Agreement") is made and effective as of the 28th day of July, 1999, by and between JAMES J. TERBEEST, an individual residing at 800 North Arbor Drive, Louisville, Kentucky 40223 ("Employee"), and THERMOVIEW INDUSTRIES, INC., a Delaware corporation (the "Company").

                            PRELIMINARY STATEMENTS

     WHEREAS, the Company has agreed to employ Employee on the terms and conditions hereinafter set forth herein.

     NOW THEREFORE, in consideration of the premises and mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1.  EMPLOYMENT.

     1.1 GENERAL DUTIES OF EMPLOYEE. Subject to the terms hereof, Company hereby agrees to employ Employee, and Employee hereby accepts such employment as Senior Vice President - Finance and Accounting. Employee shall serve the Company during the Term (as defined in Section 2.1) of this Agreement, subject to the direction of the President of the Company or his designee. As Senior Vice President - Finance and Accounting, Employee shall devote his best efforts and such business time as may be necessary and appropriate to meet or exceed all performance goals established for his position by the President of the Company or his designee. It is contemplated that Employee will work a minimum of forty (40) hours per week to satisfy such goals and expectations.

     1.2 SPECIFIC DUTIES. Employee shall conduct general and active management of all financial aspects for the Company subject to the direction of the President of the Company or his designee. Employee also shall conduct such other duties as the President of the Company or his designee prescribes from time to time. Employee shall at all times adhere to the Company's rules and regulations and to any applicable code of conduct for Company Employees.

     SECTION 2.  TERM.

     2.1 TERM. The term of Employee's employment hereunder shall commence on July 28, 1999 (the "Commencement Date"), through and including May 4, 2001 (the "Term"), unless terminated prior thereto pursuant to Section 2.2, 2.3,
2.4 or 2.5 below.

     2.2 DEATH OR DISABILITY. The death or total disability of Employee. As used herein, "total disability" means any physical or mental condition rendering the Employee unable, for a total of six (6) months during any twelve month period, to perform the duties and bear the responsibilities incident to the position referred to in Section 1 hereof with or without reasonable accommodation, or if Employee applies for long-term disability benefits under any applicable disability insurance plan or for social security disability benefits.

     2.3 TERMINATION FOR "GOOD CAUSE": For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist only if (a) Employee is convicted of, pleads guilty to, or confesses to any act of fraud, misappropriation or embezzlement or to any felony, (b) Employee has engaged in a dishonest or disloyal act resulting in damage or prejudice to the Company, (c) Employee has engaged in conduct or activities reasonably believed to be damaging or prejudicial to the property, business or reputation of the Company, or (d) Employee fails to follow company policies, procedures or any applicable code of conduct, or (e) otherwise fails to comply with the material terms of this Agreement; or

     2.4 RESIGNATION. Resignation by the Employee at any time during the Term, upon no less than thirty (30) days prior written notice.

     2.5 TERMINATION WITHOUT "GOOD CAUSE". Company may terminate Employee's employment hereunder with or without prior written notice to Employee at any time. However, in the event of a termination other than for "good cause" or in the event of employee's resignation or disability, Company shall be obligated to continue to pay Employee all compensation to which he would otherwise be entitled hereunder for the remainder of the term to this Agreement.

     SECTION 3.  COMPENSATION.

     3.1 COMPENSATION. Employee agrees that as compensation under this Agreement, Employee shall receive:

          (i) An annual salary of $158,000 (One Hundred Fifty Eight Thousand Dollars), to be reviewed annually for escalation.

          (ii) Health insurance coverage, life insurance coverage and disability insurance coverage commensurate with the level of coverage provided to other senior officers of the Company as of the effective date of this Agreement.

          (iii) A monthly car allowance of $500, to be reviewed annually for escalation.

          (iv) Other fringe benefits, perquisites, bonuses or compensation that the Board of Directors may from time to time prescribe.

     SECTION 4.  CONFIDENTIAL INFORMATION AND NONCOMPETITION COVENANT.

     4.1 CONFIDENTIAL INFORMATION AND TRADE SECRETS. Employee hereby agrees that he shall hold in confidence all customer lists, supplier lists, price lists, financial information, operating manual and forms, plans, notes, computer programs, systems and software (including, without limitation, documentation and related source and object codes), and all other knowledge or information of a confidential or proprietary nature with respect to the business of the Company and its subsidiaries (the "Proprietary Information"), and Employee will not disclose, publish or make use of such knowledge or information during his employment hereunder, except for purposes of his employment hereunder or as required by law. Upon the expiration of the Term or early termination pursuant to Section 2.1, Employee shall return and deliver forthwith to the Company any and all Proprietary Information, including all copies thereof and shall not retain or remove any secret or confidential information of any type or description without the express written consent of the Company. Employee's duty of confidentiality shall survive the termination of this Agreement for any reason.

     4.2 NONCOMPETITION. The Company and its wholly-owned subsidiaries are engaged in the business of designing, selling and installing state of the art custom vinyl new and replacement thermal paned windows for the existing home market in the following geographic areas: Arizona, Arkansas, California, Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Minnesota, Missouri, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, South Dakota, Tennessee, Wisconsin, and Wyoming. The Company's principal operation and office is located at 1101 Herr Lane, Louisville, Kentucky (the "Business Address"). The geographic area within a 100-mile radius of (i) the Business Address and (ii) all other physical addresses of the Company or its subsidiaries existing at the time of Employee's termination shall hereinafter be referred to as the "Territory." Employee acknowledges that the goodwill of the Company and its subsidiaries and marketing and support of services and products of the Company and its subsidiaries extends throughout the Territory. In consideration of the rights granted to Employee hereunder, Employee hereby agrees that for the period commencing on the date hereof and ending AT THE LATER OF (i) two (2) years from the date hereof or (ii) one (1) year after Employee ceases to be employed by the Company (the "Noncompete Period"), Employee shall not (without the prior written consent of the Company), in any manner, directly or indirectly,

          (i) engage in, have any equity or profit interest in, make any loan to or for the benefit of, guaranty the repayment of any funds by, or render services of any executive, advertising, marketing, sales, administrative, supervisory, engineering, computer program or system development, maintenance, manufacturing or consulting nature to any business conducting operations in the Territory which are competitive with the business activities being directly engaged in by the Company and its subsidiaries as of the date on which Employee's employment is terminated; or

          (ii) solicit, divert or appropriate, or attempt to solicit, divert or appropriate, any customer or specifically identified merger or acquisition candidates of the Company and its subsidiaries (including current customers and current merger or acquisition candidates, as well as those which become such during the term of this Agreement) for the purpose of providing services competitive with the Business (in the case of a customer) or for the purpose of forming a business association of any sort (in the case of a merger or acquisition candidate); or

          (iii) solicit to employ, on his own behalf or on behalf of any other person, firm or corporation, any person who was employed during the Term hereof and who has not thereafter ceased to be employed by the Company and its subsidiaries for a period of at least one year, or to provide services to or be associated with any person or entity that employs any such person.

     Notwithstanding anything contained herein to the contrary, Employee shall not be prohibited from owning, directly or indirectly, up to 5% of the outstanding equity interest of any company, which is in competition with the Company, its subsidiaries or a Related Company and the stock of which is publicly traded.

     4.3 DISCLOSURE. Employee further covenants and agrees that during his employment with the Company, and for a period of five years thereafter, he will provide written notice to any prospective employer or business associate of the duties and obligations set forth in this Agreement prior to accepting employment, or entering into any business relationship, with that person, firm, corporation, association or other entity.

     4.4 SEVERABILITY. If a judicial determination is made that any of the provisions of this Section 4 constitutes an unreasonable or otherwise unenforceable restriction against Employee, the provisions of this Section 4 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory or any prohibited business activity from the coverage of this
Section 4, and to reduce the duration of the Noncompete Period and to apply the provisions of this Section 4 to the remaining portion of the Territory or the remaining business activities not to be severed by such judicial authority and to the duration of the Noncompete Period as reduced by judicial determination.

     4.5 INJUNCTIVE RELIEF. Employee hereby agrees that any breach or threatened breach by Employee of Sections 4.1 or 4.2 of this Agreement will irreparably injure the Company and that any remedy at law for any breach or threatened breach by Employee of the provisions contained in Sections 4.1 and
4.2 hereof shall be inadequate, and that the Company shall be entitled to injunctive relief in addition to any other remedy it might have under this Agreement or at law or in equity. Employee further agrees that the grant of such injunctive relief and the enforcement of the terms of this Agreement shall not deprive him of his ability to earn a living.

     SECTION 5.  ARBITRATION.

     5.1 AGREEMENT TO ARBITRATE. Employee and the Company agree that they will both benefit from a procedure for resolving legal disputes which may arise between them which is expeditious, cost efficient, fair and impartial. Therefore, except as otherwise provided in this Agreement, Employee and the Company agree that either party may elect to submit to arbitration any employment related claims or controversies for which a court otherwise would be authorized by law to grant relief. This agreement applies to all claims, disputes or controversies (including any issue or dispute concerning the formation, applicability, interpretation or enforceability of this Agreement) based on legally protected rights (i.e., statutory, contractual or common law rights) that may arise between Employee and the Company, or any of its current or former affiliates, officers, directors, employees and agents, including but not limited to claims, demands or actions under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act and all amendments thereto, and any other federal, state or local statute, regulation or common law doctrine, regarding employment discrimination, terms and conditions of employment or termination of employment. This agreement does not apply to claims for workers' compensation and unemployment compensation benefits, and claims by the Company for injunctive or other equitable relief for unfair competition, breach of the non-competition or confidentiality provisions of this Agreement, and/or unauthorized use or disclosure of trade secrets or other confidential information. All claims or controversies in which arbitration has been elected by either Employee or the Company shall be submitted to arbitration pursuant to the provisions of the American Arbitration Association ("AAA") in accordance with the arbitration rules of that body and the arbitration rules of the Employer, if any, then in effect. Employee and the Company both agree that any claim or controversy shall be governed by the United States Arbitration Act, Title 9, United States Code. Employee and the Company shall share equally in the payment of all arbitration fees. Employee acknowledges and agrees that he is waiving any right to resolve disputes covered by this agreement in a judicial forum.

     SECTION 6.  MISCELLANEOUS.

     6.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and Company and its successors and assigns; provided, however, that Employee shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Company.

     6.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the Commonwealth of Kentucky, without regard to conflicts of laws principles.

     6.3 HEADINGS. The section and paragraph heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.4 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.

          If to the Company:

               ThermoView Industries, Inc.
               1101 Herr Lane
               Louisville, Kentucky  40222
               Attn: Stephen A. Hoffmann, Chairman of the
                     Board and Chief Executive Officer

          With a copy to:

               Stites & Harbison
               400 West Market Street, Suite 1800
               Louisville, KY 40202
               Attn: Ralston W. Steenrod, Esq.

          If to the Employee:

               James J. TerBeest
               800 North Arbor Drive
               Louisville, Kentucky 40223

     All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent.

     Any party to this Agreement may change his or its address upon written notice delivered pursuant to this Section.

     6.5 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto. This Agreement supercedes that certain Employment and Noncompetition Agreement - TerBeest dated April 29, 1998 and all prior agreements between the parties hereto.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement and the Employee has executed this Agreement as of the date first written above.

                                   EMPLOYEE:     /s/ James J. TerBeest
                                                 ----------------------------
                                                 James J. TerBeest


                                   COMPANY:      THERMOVIEW INDUSTRIES, INC.


                                   By:           /s/ Stephen A. Hoffmann
                                                 ----------------------------
                                                 Stephen A. Hoffmann
                                                 Chairman of the Board,
                                                 and Chief Executive Officer